UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2016

Jack Cooper Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-210698	26-4822446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut Street, Suite 2400 Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (816) 983-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 9, 2016, Jack Cooper Enterprises, Inc. (“JCEI”), the parent company of Jack Cooper Holdings Corp., issued a press release announcing the completion of the settlement of its offer to exchange up to $80,450,000 of its 10.50%/11/25% Senior PIK Toggle Notes due 2019 (the “Existing Notes”) for (i) cash and (ii) warrants to purchase shares of JCEI’s Class B Common Stock, par value $0.0001 per share. Concurrently with the closing of the exchange offer, JCEI also closed on a private exchange transaction with certain holders of the Existing Notes that beneficially own approximately $96,919,778 aggregate principal amount (representing 51.9% of the total Existing Notes outstanding) of the Existing Notes.  The final results of the exchange offer and the private exchange were unchanged from those reported in the press release issued by JCEI on December 8, 2016.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is attached hereto.

Exhibit No.	Description

99.1	Press Release, dated December 9, 2016

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jack Cooper Holdings Corp.

Date: December 9, 2016	By:	/s/ Kyle Haulotte
Kyle Haulotte

Chief Financial Officer

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